Filed Pursuant to Rule 424(b)(5)

Registration No. 333-270924

Prospectus

LEAFLY HOLDINGS, INC.

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Offered by Leafly Holdings, Inc.

Up to 10,450,987 Shares of Common Stock Underlying IPO Warrants

Offered by Leafly Holdings, Inc.

and

17,338,901 Shares of Common Stock

2,495,997 Shares of Common Stock Underlying Convertible Notes

3,762,287 Private Warrants

Offered by the Selling Securityholders

Leafly Holdings, Inc. may from time to time offer and sell Common Stock (as defined below), preferred stock, debt securities, warrants or units in one or more offerings of up to $75,000,000 in aggregate offering price. In addition, this prospectus relates to the issuance by us of up to 10,450,987 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Leafly Holdings, Inc. (formerly known as Merida Merger Corp. I), a Delaware corporation (the “Company”), that are issuable upon the exercise of Public Warrants (as defined below) originally issued in the initial public offering of units of Merida (as defined below) and Private Warrants (as defined below) originally issued in a private placement simultaneously with Merida’s initial public offering.

In addition, this prospectus also relates to the offer and resale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to (A) 17,338,901 shares of Common Stock (the “Total Resale Shares”), which includes (i) 11,943,212 shares of Common Stock (a) issued in connection with the Business Combination (as defined below) by certain Selling Securityholders named in this prospectus, which shares were originally issued to holders of common stock and preferred stock of Leafly Holdings, Inc., a Washington corporation (“Legacy Leafly”), and were automatically converted into the right to receive a number of shares of Merida’s common stock at the Exchange Ratio (as defined below), or (b) acquired after the Business Combination by certain Selling Securityholders named in this prospectus to the extent such shares of Common Stock are “restricted securities” (as defined in Rule 144 under the Securities Act (as defined below)) or are otherwise held by an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company; (ii) 1,625,194 Sponsor Shares (as defined below) originally issued at a price of approximately $0.009 per share; (iii) 3,762,287 shares of Common Stock that may be issued upon exercise of Private Warrants (as defined below) referred to in clause (C); and (iv) 8,208 shares of Common Stock underlying certain outstanding options to purchase shares of Common Stock; (B) 2,495,997 shares of Common Stock reserved for issuance upon the conversion of $30,000,000 aggregate principal amount of Convertible Notes (as defined below) plus the amount of accrued and unpaid interest, if any, that is payable in shares of Common Stock in connection with the conversion thereof with an initial conversion price of $12.50 per share; and (C) 3,762,287 Private Warrants purchased at a price of $1.00 per warrant, from time to time, through any means described in the section entitled “Plan of Distribution.”

On February 4, 2022 (the “Closing Date”), we consummated the Business Combination in connection with that certain Agreement and Plan of Merger, dated as of August 9, 2021 and amended on September 8, 2021 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Merida, Merger Sub I (as defined below), Merger Sub II (as defined below) and Legacy Leafly. Pursuant to the Merger Agreement and in connection therewith, at the Closing (as defined below), among other things, (i)

Merger Sub I merged with and into Legacy Leafly (the “Initial Merger”), with Legacy Leafly being the surviving entity (the “Initial Surviving Company”) of the Initial Merger and Legacy Leafly’s shareholders receiving Common Stock, in exchange for their equity securities of Legacy Leafly, and (ii) immediately following the Initial Merger and as part of the same overall transaction as the Initial Merger, the Initial Surviving Company merged with and into Merger Sub II (the “Final Merger” and, together with the Initial Merger, the “Mergers”), with Merger Sub II surviving the Final Merger as a limited liability company named Leafly, LLC (the “Final Surviving Company”). In connection with the Closing, the registrant changed its name from “Merida Merger Corp. I” to “Leafly Holdings, Inc.” As a result of the Business Combination and such name change, Legacy Leafly became a wholly owned subsidiary of the Company, with the securityholders of Legacy Leafly becoming securityholders of the Company.

We are registering the resale of shares of Common Stock and IPO Warrants (as defined below) as required by (i) an amended and restated registration rights agreement, dated as of February 4, 2022 (the “Registration Rights Agreement”), entered into by and among the Company, Merida Holdings, LLC (the “Sponsor”) and certain other parties thereto and (ii) the note purchase agreement, dated as of January 11, 2022, entered into by and between the Company and certain investors relating to the purchase of the Company’s $30 million 8.00% Senior Convertible Notes due 2025 (the “Convertible Notes”) in private placements consummated in connection with the Business Combination. Please see “Selling Securityholders—Material Relationships with Selling Securityholders.”

We will receive proceeds from the issuance and sale of our Common Stock, preferred stock, debt securities, warrants or units.

Each IPO Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share. We will not receive any proceeds from the sale of shares of our Common Stock or IPO Warrants by the Selling Securityholders pursuant to this prospectus, except with respect to amounts received by us upon exercise of the IPO Warrants to the extent such IPO Warrants are exercised for cash, which amount of aggregate proceeds, assuming the exercise of all IPO Warrants, could be up to approximately $120.2 million. We believe the likelihood that IPO Warrant holders will exercise their IPO Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Common Stock. If the market price for our Common Stock is less than $11.50 per share, we believe the IPO Warrant holders will be less likely to exercise their IPO Warrants. However, we will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer, sell or resell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information in the section entitled “Plan of Distribution.” In addition, certain of the securities being registered hereby are subject to vesting and/or transfer restrictions that may prevent the Selling Securityholders from offering or selling of such securities upon the effectiveness of the registration statement of which this prospectus is a part. See “Description of Capital Stock” for more information.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Our Common Stock and Public Warrants are traded on the Nasdaq Global Market of the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “LFLY” and “LFLYW,” respectively. On April 12, 2023, the last reported sale price of our Common Stock on Nasdaq was $0.3603 per share and the last reported sale price of our Public Warrants on Nasdaq was $0.0263.

The Total Resale Shares being offered for resale in this prospectus represent approximately 43.0% of our total outstanding Common Stock as of March 3, 2023. The Total Resale Shares represent a substantial percentage of our total outstanding Common Stock as of the date of this prospectus. Separately, if all of the Private Warrants registered hereunder are exercised, the Selling Securityholders would own an additional 3,762,287 shares of Common Stock, representing an additional approximately 8.5% of the total outstanding Common Stock following such exercises. The sale of all securities being offered in this prospectus could result in a significant decline in the public trading price of our Common Stock. The public securityholders may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

As of March 3, 2023, the aggregate market value of our outstanding Common Stock held by non-affiliates, or public float, was approximately $19.9 million, based on the closing price of our Common Stock as reported on Nasdaq on March 3, 2023, as calculated in accordance with General Instruction I.B.6 of Form S-3. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar months prior to and including the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell any securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period unless our public float subsequently rises to $75.0 million or more.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 13, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we and the Selling Securityholders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, specific information about the terms of that offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The Nasdaq ticker symbols for the Company’s Common Stock and IPO Warrants are “LFLY” and “LFLYW,” respectively.

FREQUENTLY USED TERMS

Unless otherwise stated or the context otherwise requires, as used in this prospectus:

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“2021 Plan” means the 2021 Equity Incentive Plan adopted on November 30, 2021 by the Company’s board of directors;
•
“advertising solutions” means the advertising placements that the Company offers to suppliers;
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“brands” means producers of cannabis products or accessories that are made available for sale to consumers;
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“Business Combination” means the Mergers and the other transactions contemplated by the Merger Agreement and the other agreements entered into by Merida and the Company in connection with the Mergers;
•
“Bylaws” means the amended and restated bylaws of the Company following the Mergers;
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“cannabis” means all parts of the plant cannabis sativa L., and all of the cannabinoids, extracts and products derived therefrom;
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“Change of Control” means any transaction or series of transactions the result of which is: (a) the acquisition by any person or “group” (as defined in the Exchange Act) of persons of direct or indirect beneficial ownership of securities representing 50% or more of the combined voting power of the then outstanding securities of the Company; (b) a merger, consolidation, reorganization or other business combination, however effected, resulting in any person or “group” (as defined in the Exchange Act) acquiring at least 50% of the combined voting power of the then outstanding securities of the Company or the surviving person outstanding immediately after such combination; or (c) a sale of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole;
•
“Charter” means the second amended and restated certificate of incorporation of the Company following the Mergers;
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“Closing” means the closing of the Business Combination;
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“Closing Date” means February 4, 2022 the date on which the Closing occurred;
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“Code” means the Internal Revenue Code of 1986, as amended;
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“Common Stock” means shares of common stock, par value $0.0001 per share, of the Company;
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“Convertible Note Purchase Agreement” means that certain note purchase agreement dated as of January 11, 2022 (as amended, and as may be further amended, restated, supplemented or otherwise modified from time to time), by and among the Company and the investors party thereto;
•
“Convertible Notes” means the Company’s $30 million 8.00% Senior Convertible Notes due 2025 issued on the Closing Date pursuant to the Convertible Note Purchase Agreement;
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“DGCL” means the Delaware General Corporation Law, as amended;
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“Earn Out Plan” means the Leafly Earn Out Plan;
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“Earn Out Shares” means up to 6,000,000 restricted shares of Common Stock, of which Legacy Leafly shareholders and certain other individuals have been granted the contingent right to receive a pro rata portion pursuant to the Earn Out Plan;
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“EBC” means EarlyBirdCapital, Inc., the representative of the underwriters of Merida’s initial public offering;
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“ESPP” means the Leafly 2021 Employee Stock Purchase Plan;
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“Exchange Act” means the Securities Exchange Act of 1934, as amended;

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“Exchange Ratio” means the quotient obtained by dividing (i) 38,500,000 shares of Merida Common Stock, divided by (ii) the adjusted fully diluted shares of Legacy Leafly Common Stock outstanding immediately prior to the completion of the Initial Merger (taking into account the number of shares of Legacy Leafly Common Stock issuable upon the conversion of the Legacy Leafly preferred stock and Pre-Closing Convertible Promissory Notes and upon exercise of outstanding stock options of Legacy Leafly (assuming for the purposes of this definition that all such stock options are fully vested and exercised on a net exercise basis in accordance with the terms of the Merger Agreement)), being 0.3283 shares of Merida Common Stock for every 1 share of Legacy Leafly Common Stock;
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“Final Merger” means, immediately following the Initial Merger and as part of the same overall transaction as the Initial Merger, the merger of Legacy Leafly with and into Merger Sub II, with Merger Sub II surviving as a limited liability company named Leafly, LLC;
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“Final Surviving Company” means Merger Sub II following its continuation as the surviving entity in the Final Merger;
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“First Earn Out Period” means the two-year period beginning on the trading day after the Closing Date;
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“First Price Triggering Event” means the date on which the VWAP of Common Stock for a period of at least 20 days out of 30 consecutive trading days ending on the trading day immediately prior to the date of determination is greater than or equal to $13.50 during the First Earn Out Period (as adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like changes or transactions with respect to shares of Common Stock occurring at or after the Closing);
•
“Initial Merger” means the merger of Merger Sub I with and into Legacy Leafly, with Legacy Leafly being the surviving entity and Legacy Leafly’s shareholders receiving Common Stock, in exchange for their equity securities of Legacy Leafly;
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“IPO Warrants” means the Public Warrants and the Private Warrants of the Company, each IPO Warrant exercisable for shares of Common Stock.
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“IPO Warrant Agreement” means the Warrant Agreement, dated as of November 4, 2019, between Continental Stock Transfer & Trust Company and Merida Merger Corp. I.
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“IRS” means the Internal Revenue Service;
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“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended;
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“Leafly” means, with respect to periods before the consummation of the Business Combination, Leafly Holdings, Inc., a Washington corporation and, with respect to periods after the consummation of the Business Combination, the Company;
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“Legacy Leafly” means, Leafly Holdings, Inc., a Washington corporation;
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“Legacy Leafly Common Stock” means, collectively, each share of Class 1 common stock of Legacy Leafly, par value $0.0001 per share, each share of Class 2 common stock of Legacy Leafly, par value $0.0001 per share, and each share of Class 3 common stock of Legacy Leafly, par value $0.0001 per share, issued and outstanding immediately prior to the Initial Merger (including shares of Legacy Leafly Common Stock issued upon the conversion of the Pre-Closing Convertible Promissory Notes) that were converted into the right to receive a number of Merger Shares equal to the Exchange Ratio;
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“MAUs” means the total number of unique users accessing the Company’s platform via Leafly.com and Leafly.ca websites and native apps over the course of a calendar month;
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“Merger Agreement” means the Agreement and Plan of Merger, dated as of August 9, 2021 and amended on September 8, 2021 (as may be amended, restated, supplemented or otherwise modified from time to time), by and among Merida, Merger Sub I, Merger Sub II and Legacy Leafly;
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“Merger Shares” means shares of Merida Common Stock issued as consideration in the Initial Merger;

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“Merger Sub I” means Merida Merger Sub, Inc., a Washington corporation and wholly owned subsidiary of Merida;
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“Merger Sub II” means Merida Merger Sub II, LLC, a Washington limited liability company and wholly owned subsidiary of Merida;
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“Mergers” means, collectively, the Initial Merger and the Final Merger;
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“Merida” means Merida Merger Corp. I, a Delaware corporation, which was renamed “Leafly Holdings, Inc.” upon the closing of the Business Combination (unless the context otherwise requires, references to “Merida” and “Leafly” after the closing of the Business Combination refer to the Company, including its operating subsidiaries);
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“Merida Common Stock” means shares of common stock of Merida Merger Corp. I, par value $0.0001 per share;
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“Minimum Cash Condition” means the condition to closing the Merger Agreement that the sum of (a) the funds contained in Merida’s trust account after taking into account redeeming stockholders, plus (b) all other cash and cash equivalents of Merida, plus (c) the aggregate principal amount of the Pre-Closing Convertible Promissory Notes, plus (d) the proceeds of any other financing of Merida, equals or exceeds $85 million;
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“Nasdaq” means the Nasdaq Global Market of the Nasdaq Stock Market LLC;
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“Participants” means the individuals to whom RSUs may be granted pursuant to the Earn Out Plan;
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“platform” means the Company’s website and mobile applications;
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“Pre-Closing Convertible Promissory Notes” means the convertible promissory notes in an aggregate principal amount of $31,470,010 issued pursuant to the Pre-Closing Note Purchase Agreement;
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“Pre-Closing Note Purchase Agreement” means that certain note purchase agreement dated as of June 3, 2021 (as amended, and as may be further amended, restated, supplemented or otherwise modified from time to time), by and among the Company and the investors party thereto;
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“Private Warrants” means the 3,950,311 IPO Warrants of Merida sold to the Sponsor and EBC in a private placement that took place simultaneously with Merida’s initial public offering, as further transferred from time to time;
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“products” means the cannabis products that the Company’s suppliers offer to consumers;
•
“Public Warrants” means the IPO Warrants included in the Units issued in Merida’s initial public offering;
•
“redeeming stockholders” means the holders of Common Stock who exercised certain redemption rights to have their Common Stock redeemed for cash in connection with the Business Combination;
•
“retailers” means licensed storefronts and delivery services that sell licensed cannabis products to consumers;
•
“RSU” means restricted stock unit;
•
“SEC” means the United States Securities and Exchange Commission;
•
“Second Earn Out Period” means the three-year period beginning on the trading day after the Closing Date;
•
“Second Price Triggering Event” means the date on which the VWAP of Common Stock for a period of at least 20 days out of 30 consecutive trading days ending on the trading day immediately prior to the date of determination is greater than or equal to $15.50 during the Second Earn Out Period (as adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like changes or transactions with respect to shares of Common Stock occurring at or after the Closing);

v

•
“Securities Act” means the Securities Act of 1933, as amended;
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“services” means the services the Company provides its suppliers and users, including the Company’s advertising solutions;
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“Sponsor” means Merida Holdings, LLC, a Delaware limited liability company and an affiliate of certain of Merida’s officers and directors;
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“Sponsor Shares” means the 3,250,388 shares of Common Stock outstanding that were issued prior to Merida’s initial public offering, as further transferred from time to time;
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“suppliers” means, collectively, brands and retailers using services on the Company’s platform;
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“trust account” means Merida’s trust account established for the benefit of the public stockholders;
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“Units” means the units issued in Merida’s initial public offering, each unit consisting of one share of Common Stock and one-half of one IPO Warrant;
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“users” means any consumer, supplier or other third party that accesses or otherwise uses platform features available on our platform;
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“visitors”, when quantified, means the sum of the MAUs for the specified period;
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“VWAP” means, with respect to any security, for each trading day, the daily volume weighted average price (based on such trading day) of such security on Nasdaq or other securities exchange on which such security is traded, as reported by Bloomberg Financial L.P. using the AQR function; and

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein each contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words and variations of words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intend,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “will,” “could,” “should,” “predict,” “potential,” and “continue” and similar expressions are intended to identify our forward-looking statements. You should read statements that contain these words carefully because they:

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discuss future expectations;
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contain projections of future results of operations or financial condition; or
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state other “forward-looking” information.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.

All forward-looking statements included or incorporated by reference herein attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, the Company undertakes no obligations to update these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

There may be events in the future that the Company is not able to predict accurately or over which it has no control. The sections in the documents incorporated by reference herein entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other cautionary language discussed in this prospectus, any prospectus supplement and the documents incorporated herein and therein provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by the Company in such forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, any applicable prospectus supplement, any free writing prospectus that we have authorized for use in connection with this offering and the documents incorporated by reference in this prospectus and any applicable prospectus supplement. You should read all such documents carefully, and you should pay special attention to the information contained under the caption entitled "Risk Factors" in this prospectus, any applicable prospectus supplement, in our Annual Reports on Form 10-K, in any subsequent Quarterly Reports on Form 10-Q and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, before making an investment decision.

Our Business

Leafly’s mission is to help people discover cannabis. We endeavor to serve as the world’s most trusted destination to discover and shop for legal cannabis. The company was founded in 2010 with the objective to demystify cannabis, a product that lived in the shadows through decades of prohibition. Tens of millions of unique visitors access Leafly each year to learn more about legal cannabis, discover what products are right for them, and to shop with regulation-compliant local businesses. Through helping people navigate their cannabis journey, Leafly helps millions of consumers discover the benefits of cannabis.

Leafly began as a platform to provide consumers with trusted cannabis information. Since then, Leafly has evolved into a content-first, community-driven, multi-sided marketplace that connects consumers to cannabis brands and licensed retailers. We offer cannabis retailers and brands subscription-based marketplace listings that provide our broad-based cannabis audience with information, reviews, menus, and ordering and delivery options through legal retailers. Our audience — which averaged 8 million MAUs in 2022 — chooses Leafly for our unique, original content and data.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. An emerging growth company may take advantage of reduced reporting requirements that are not otherwise applicable to public companies. These provisions include, but are not limited to:

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being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
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not being required to comply with the auditor attestation requirements on the effectiveness of our internal control over financial reporting;
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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis);
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reduced disclosure obligations regarding executive compensation arrangements; and
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exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, until those standards apply to private companies. We have elected to take advantage of the benefits of this extended transition period and, therefore, we are not subject to the same new or revised accounting standards as other public companies that are not emerging growth companies; however, we may adopt certain new or revised accounting standards early. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards during the period in which we remain an emerging growth company. It is possible that some investors will find our Common Stock less attractive as a result, which may result in a less active trading market for our Common Stock and higher volatility in our stock price.

We are also a “smaller reporting company,” and we will continue to be a “smaller reporting company” if either (i) the market value of our stock held by non-affiliates is less than $250.0 million as of the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million as of the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosures and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Information

We were incorporated as a Delaware corporation on June 20, 2019 as a special purpose acquisition company under the name Merida Merger Corp. I. On November 7, 2019, Merida completed its initial public offering. On February 4, 2022, Merida consummated the Business Combination. In connection with the mergers, Merida changed its name to Leafly Holdings, Inc. Our Common Stock and IPO Warrants are listed on Nasdaq under the symbols “LFLY” and “LFLYW”, respectively. Our address is 113 Cherry Street PMB 88154, Seattle, Washington 98104. Our telephone number is (206) 455-9504. Our website is www.leafly.com. Our website and the information contained on, or accessed through, our website are not part of this prospectus, and you should rely only on the information contained in this prospectus when making an investment decision.

The Offering

We are registering up to $75,000,000 in aggregate offering price of Common Stock, preferred stock, debt securities, warrants or units that we may from time to time offer and sell in one or more offerings.

In addition, we are registering the issuance of 10,450,987 shares of Common Stock issuable by us upon the exercise of Public Warrants originally issued in the initial public offering of units of Merida and Private Warrants originally issued in a private placement simultaneously with Merida’s initial public offering.

We are also registering the offer and resale from time to time by the Selling Securityholders or their permitted transferees, of up to (A) 17,338,901 shares of Common Stock, which includes (i) 11,943,212 shares of Common Stock (a) issued in connection with the Business Combination by certain Selling Securityholders named in this prospectus, which shares were originally issued to holders of Legacy Leafly’s common stock and preferred stock, and were automatically converted into the right to receive a number of shares of Merida’s common stock at the Exchange Ratio, or (b) acquired after the Business Combination by certain Selling Securityholders named in this prospectus to the extent such shares of Common Stock are “restricted securities” (as defined in Rule 144 under the Securities Act) or are otherwise held by an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company; (ii) 1,625,194 Sponsor Shares originally issued at a price of approximately $0.009 per share; (iii) 3,762,287 shares of Common Stock that may be issued upon exercise of Private Warrants referred to in clause (C); and (iv) 8,208 shares of Common Stock underlying certain outstanding options to purchase shares of Common Stock; (B) 2,495,997 shares of Common Stock reserved for issuance upon the conversion of $30,000,000 aggregate principal amount of Convertible Notes plus the amount of accrued and unpaid interest, if any, that is payable in shares of Common Stock in connection with the conversion thereof with an initial conversion price of $12.50 per share; and (C) 3,762,287 Private Warrants originally purchased at a price of $1.00 per warrant, from time to time, through any means described in the section entitled “Plan of Distribution.” The securities being offered by this prospectus represent a substantial percentage of our outstanding Common Stock, and the sales of such securities could cause the market price of our Common Stock to decline.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 6 of this prospectus.

Issuance of Common Stock

The following information is as of March 3, 2023 and does not give effect to (i) issuances of shares of our Common Stock, IPO Warrants or options to purchase shares of our Common Stock after such date, (ii) the exercise of IPO Warrants or options or the vesting of other equity grants after such date or (iii) any issuances, exercises or conversions, as applicable, of the $75,000,000 in aggregate offering price of Common Stock, preferred stock, debt securities, warrants or units registered hereunder that we may from time to time offer and sell in one or more offerings.

Common Stock to be issued upon exercise of the Public Warrants and Private Warrants	10,450,987 shares.
Common Stock outstanding prior to exercise of Public Warrants and Private Warrants	40,307,773 shares.
Common stock outstanding assuming exercise of all Public Warrants and Private Warrants	50,758,760 shares.
Exercise price of Public Warrants and Private Warrants	$11.50 per share, subject to adjustment as described herein.
Use of proceeds

We will receive up to an aggregate of approximately $120.2 million from the exercise of all the Public Warrants and Private Warrants, assuming the exercise in full of all such IPO Warrants for cash.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such IPO Warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness. See “Use of Proceeds.”

Resale of Common Stock and IPO Warrants

Shares of Common Stock offered by the Selling Securityholders	16,072,611 shares.
IPO Warrants to purchase Common Stock offered by the Selling Securityholders	3,762,287 IPO Warrants (representing the Private Warrants).
Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the shares of Common Stock and IPO Warrants registered under this prospectus for resale.
Use of proceeds

We will not receive any proceeds from the resale of the Common Stock or IPO Warrants to be offered by the Selling Securityholders. With respect to shares of Common Stock underlying the IPO Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such IPO Warrants to the extent such IPO Warrants are exercised for cash. In such case, we will receive up to an aggregate of approximately $120.2 million from the exercise of all such IPO Warrants.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such IPO Warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness. We believe the likelihood that IPO Warrant holders will exercise their IPO Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Common Stock. If the market price of our Common Stock is less than $11.50 per share, we believe the IPO Warrant holders will be less likely to exercise their IPO Warrants. As of April 12, 2023, the closing price of our Common Stock was $0.3603 per share. See “Use of Proceeds.”

Nasdaq ticker symbols	“LFLY” and “LFLYW” for the Common Stock and the IPO Warrants, respectively.

Unless we specifically state otherwise or the context otherwise requires, the number of shares of our Common Stock that will be outstanding after this offering is based on 40,307,773 shares of our Common Stock outstanding as of March 3, 2023 and excludes (a) 3,077,879 shares of Common Stock issuable upon exercise of outstanding options at a weighted-average exercise price of $1.65 per share (which calculations exclude the 8,208 shares of Common Stock underlying certain outstanding options to purchase shares of Common Stock registered hereunder); (b) 1,471,794 shares of Common Stock issuable upon the settlement of RSUs outstanding; (c) 5,319,722 shares of Common Stock available for future issuance under our 2021 Plan to purchase Common Stock, (d) 1,125,624 shares of Common Stock available for future issuance under the ESPP, (e) 570,927 shares of Common Stock available for future issuance under the Earn Out Plan, (f) 10,450,987 shares of Common Stock that may be issued upon exercise of the IPO Warrants, (g) 2,495,997 shares of Common Stock reserved for issuance upon the conversion of $30,000,000 aggregate principal amount of Convertible Notes plus the amount of accrued and unpaid interest, if any, that is payable in shares of Common Stock in connection with the conversion thereof and (h) any issuances, exercises or conversions, as applicable, of the $75,000,000 in aggregate offering price of the Common

Stock, preferred stock, debt securities, warrants or units registered hereunder that we may from time to time offer and sell in one or more offerings.

Unless we specifically state otherwise or the context otherwise requires, this prospectus reflects and assumes no exercise or issuance of our Common Stock pursuant to the plans described above.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in or incorporated by reference into this prospectus, including those in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other documents we file with the SEC, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

USE OF PROCEEDS

All shares of our Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $120.2 million from the issuance of Common Stock offered hereby upon the exercise of all outstanding IPO Warrants, assuming the exercise in full of such IPO Warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such IPO Warrants and the issuance and sale by us of any Common Stock, preferred stock, debt securities, warrants or units for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the IPO Warrants and the issuance and sale by us of any Common Stock, preferred stock, debt securities, warrants or units.

There is no assurance that the holders of the IPO Warrants will elect to exercise any or all of the IPO Warrants. To the extent that the IPO Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the IPO Warrants will decrease. We believe the likelihood that IPO Warrant holders will exercise their IPO Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Common Stock. If the market price for our Common Stock is less than $11.50 per share, we believe the IPO Warrant holders will be less likely to exercise their IPO Warrants. As of April 12, 2023, the closing price of our Common Stock was $0.3603 per share.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes, among other things, the material terms of the Company’s securities registered under Section 12 of the Exchange Act: (1) Common Stock and (2) IPO Warrants to purchase Common Stock. This summary does not purport to be complete and is qualified by reference to the provisions of the Charter, the Bylaws, the Registration Rights Agreement and the IPO Warrant Agreement, which are included as exhibits to the registration statement of which this prospectus is a part, or incorporated by reference herein, as applicable, and to the applicable provisions of Delaware law.

On the Closing Date, we consummated the Business Combination in connection with the Merger Agreement. Pursuant to the Merger Agreement and in connection therewith, at the Closing, among other things, (i) the Initial Merger occurred, with Legacy Leafly being the Initial Surviving Company and Legacy Leafly’s shareholders receiving Common Stock in exchange for their equity securities of Legacy Leafly, and (ii) immediately following the Initial Merger and as part of the same overall transaction as the Initial Merger, the Final Merger occurred, with Merger Sub II (surviving the Final Merger as Leafly, LLC) being the Final Surviving Company. As a result of the Business Combination, Legacy Leafly became wholly owned subsidiary of the Company, with the securityholders of Legacy Leafly becoming securityholders of the Company.

Authorized and Outstanding Stock

The Company’s authorized capital stock consists of:

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200,000,000 shares of Common Stock, $0.0001 par value per share; and
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5,000,000 shares of preferred stock, $0.0001 par value per share.

As of March 3, 2023, there were (i) 40,307,773 shares of our Common Stock outstanding, (ii) no shares of preferred stock outstanding, (iii) 10,450,987 shares of Common Stock issuable upon the exercise of the IPO Warrants and (iv) 2,495,997 shares of Common Stock reserved for issuance upon the conversion of $30,000,000 aggregate principal amount of Convertible Notes plus the amount of accrued and unpaid interest, if any, that is payable in shares of Common Stock in connection with the conversion thereof.

Voting Rights

Except as otherwise required by law or the Charter, the holders of Common Stock exclusively possess all stockholder voting power with respect to the Company. Holders of Common Stock are entitled to one vote per share on each matter properly submitted to a vote of stockholders. The holders of Common Stock at all times vote together as one class on all matters submitted to a vote of stockholders, unless otherwise required by Delaware law or the Charter. If the Company has multiple classes of common stock in the future, then Delaware law could require holders of shares of a class of capital stock to vote separately as a single class in the following circumstances:

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if we were to seek to amend the Charter to increase or decrease the par value of a class of the capital stock, then that class would be required to vote separately to approve the proposed amendment; and
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if we were to seek to amend the Charter in a manner that alters or changes the powers, preferences, or special rights of a class of capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

Election of Directors

The Charter provides for a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class are subject to election by a plurality of the votes cast at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. The Charter does not provide for cumulative voting for the election of directors.

Dividend Rights

Subject to the rights, if any, of the holders of any outstanding series of the preferred stock, the holders of Common Stock are entitled to receive dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared by the Company’s board of directors out of any assets or funds legally available and will share equally on a per share basis in such dividends and distributions.

No Preemptive or Similar Rights

Common Stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Liquidation, Dissolution and Winding Up

Subject to the rights, if any, of the holders of any outstanding shares of the preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up, after payment or provision for payment of the debts and other liabilities of the Company, the holders of Common Stock will be entitled to receive all the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

Earn-Out Shares

Under the Merger Agreement, the holders of Common Stock and preferred stock and Participants will have the contingent right to receive up to an aggregate of 6,000,000 Earn Out Shares, subject to the achievement of certain vesting triggers prior to the third anniversary of the Closing Date.

Preferred Stock

The Company’s board of directors is authorized, subject to limitations prescribed by the law of the State of Delaware, to issue preferred stock from time to time in one or more series. The Company’s board of directors is authorized to establish the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Company’s board of directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Company’s board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. There are no current plans to issue any shares of preferred stock.

IPO Warrants

Each whole IPO Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below. The IPO Warrants will expire at 5:00 p.m., New York City time on the date that is five years after the Closing Date, or earlier upon redemption or liquidation. In addition to the IPO Warrants, Merida sold private warrants to Merida Holdings, LLC and EBC in connection with Merida’s initial public offering. The Private Warrants are identical to the Public Warrants except that the Private Warrants are exercisable for cash on a cashless basis, at the holder’s option, and will not be redeemable by the Company, in each case so long as they are still held by Merida Holdings, LLC, EBC or their permitted transferees.

The Company may call the IPO Warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $0.01 per IPO Warrant in the following circumstances:

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at any time after the IPO Warrants become exercisable;
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upon not less than 30 days’ prior written notice of redemption to each IPO Warrant holder after the IPO Warrants become exercisable;
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if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the IPO Warrants become exercisable and ending on the third business day prior to the notice of redemption to IPO Warrant holders; and
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if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such IPO Warrants.

If the foregoing conditions are satisfied and the Company issues a notice of redemption, each IPO Warrant holder can exercise his, her or its IPO Warrant prior to the scheduled redemption date. On and after the redemption date, a record holder of an IPO Warrant will have no further rights except to receive the redemption price for such holder’s IPO Warrant upon surrender of such IPO Warrant.

The redemption criteria for the IPO Warrants have been established at a price which is intended to provide IPO Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the IPO Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the IPO Warrants. However, the price of the shares of Common Stock may fall below the $18.00 trigger price as well as the $11.50 IPO Warrant exercise price after the redemption notice is issued.

If we call the IPO Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise IPO Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the IPO Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (a) the product of the number of shares of Common Stock underlying the IPO Warrants, multiplied by the difference between the exercise price of the IPO Warrants and the “fair market value” (defined below) by (b) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of Common Stock for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of IPO Warrants.

The IPO Warrants are issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company (the “IPO Warrant Agent”) and us. The IPO Warrant Agreement provides that the terms of the IPO Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, or to add or change any other provisions with respect to matters or questions arising under the IPO Warrant Agreement as the Company and the IPO Warrant Agent may deem necessary or desirable and that they, relying on the advice of counsel, deem shall not adversely affect the interest of the registered holders. The IPO Warrant Agreement requires the approval, by written consent or vote, of the holders of at least 50% of the then outstanding IPO Warrants (including the Private Warrants) in order to make any change that adversely affects the interests of the registered holders. Notwithstanding the foregoing, the Company may lower the exercise price of the IPO Warrants or extend the duration of the exercise period without the consent of the registered holders.

The exercise price and number of shares of Common Stock issuable on exercise of the IPO Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the IPO Warrants will not be adjusted for issuances of shares of Common Stock at a price below their respective exercise prices.

The IPO Warrants may be exercised upon surrender of the IPO Warrant certificate on or prior to the expiration date at the offices of the IPO Warrant Agent, with the exercise form on the reverse side of the IPO Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of IPO Warrants being exercised. The IPO Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their IPO Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the IPO Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No IPO Warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of Common Stock issuable upon exercise of the IPO Warrants and a current prospectus relating to such shares of Common Stock. Under the terms of the IPO Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to file and maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the IPO Warrants until the expiration of the IPO Warrants. However, we cannot assure you that we will be able to do so. If a registration statement covering the shares of Common Stock issuable upon exercise of the IPO Warrants is not effective within 90 days of the Closing Date, IPO Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise IPO Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their IPO Warrants on a cashless basis.

IPO Warrant holders may elect to be subject to a restriction on the exercise of their IPO Warrants such that an electing IPO Warrant holder would not be able to exercise their IPO Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of Common Stock outstanding.

No fractional shares will be issued upon exercise of the IPO Warrants. If, upon exercise of the IPO Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the IPO Warrant holder.

Anti-Takeover Provisions

Some provisions of Delaware law, the Charter, and the Bylaws contain provisions that could make the following transactions more difficult: an acquisition of the Company by means of a tender offer; an acquisition of the Company by means of a proxy contest or otherwise; or the removal of incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the Company’s best interests, including transactions that provide for payment of a premium over the market price for the Company’s shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Company’s board of directors. We believe that the benefits of the increased protection of the Company’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

The Company is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
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at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions the Company’s board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

Charter and Bylaws Provisions

The Charter and Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of the Company’s management team, including the following:

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Board of Directors Vacancies. The Charter authorizes only the Company’s board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting the Company’s board of directors is permitted to be set only by a resolution adopted by a majority vote of the Company’s board of directors. These provisions prevent a stockholder from increasing the size of the board of directors of the Company and then gaining control of the Company’s board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the Company’s board of directors but promotes continuity of management.
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Classified Board. The Charter provides that the Company’s board of directors is divided into three classes of directors. The existence of a classified board of directors could discourage a third-party from making a tender offer or otherwise attempting to obtain control of the Company as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.
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Directors Removed Only for Cause. The Charter provides that stockholders may remove directors only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
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Supermajority Requirements for Amendments of The Charter and Bylaws. The Charter further provides that the affirmative vote of holders of at least two thirds of the voting power of the outstanding shares of capital stock will be required to amend certain provisions of the Charter, including provisions relating to the classified board, the size of the board, removal of directors, special meetings, actions by written consent, indemnification and limited liability, corporate opportunity and amendments. The affirmative vote of holders of at least a majority of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class, will be required for the stockholders to adopt, amend, alter or repeal the Bylaws, although the Bylaws may be amended by a majority vote of the Company’s board of directors.
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Stockholder Action; Special Meetings of Stockholders. The Charter provides that, subject to the rights of the holders of any outstanding series of preferred stock and the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the chairman of the Company’s board of directors, the chief executive officer or the Company’s board of directors pursuant to a resolution adopted by a majority of the Company’s board of directors, and specifically denies the ability of stockholders to call a special meeting. The Charter provides that the stockholders may not take action by written consent, but may only take action at a duly called annual or special meetings of stockholders. As a result, holders of capital stock are not able to amend the Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Bylaws. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.
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Notice Requirements for Stockholder Proposals and Director Nominations. The Bylaws provide advance notice procedures for stockholders seeking to bring business before the annual meeting of stockholders or to nominate candidates for election as directors at the annual meeting of stockholders. The Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.
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No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Charter does not provide for cumulative voting.

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Issuance of Undesignated Company Preferred Stock. The Company’s board of directors have the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the Company’s board of directors. The existence of authorized but unissued shares of preferred stock will enable the Company’s board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or other means.
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Choice of Forum. The Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery will be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company or the Company’s stockholders; (c) any action asserting a claim against Company, its directors, officers or employees arising pursuant to any provision of the DGCL, the Charter or the Bylaws; or (d) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of “(a)” through “(d)” above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws of the United States against the Company, its officers, directors, employees and/or underwriters. This exclusive forum provision will not apply to claims under the Exchange Act, but will apply to other state and federal law claims including actions arising under the Securities Act. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the Bylaws. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

Registration Rights

At the closing of the Business Combination, the Company entered into the Registration Rights Agreement with the registration rights holders. Pursuant to the terms of the Registration Rights Agreement, (a) any (i) outstanding share of Common Stock or any Private Warrants, and (ii) shares of Common Stock issued as Earn Out Shares to shareholders of Legacy Leafly that received shares of Common Stock in the Business Combination or issuable as Earn Out Shares pursuant to the Earn Out Plan and (b) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, will be entitled to registration rights.

Pursuant to the terms of the Registration Rights Agreement, we previously filed registration statements and have filed a shelf registration statement, of which this prospectus is a part, in each case, registering the resale of the registration rights holders shares and we are obligated to use our best efforts to cause it to become effective as soon as practicable after the filing thereof, but in no event later than 60 days following the filing deadline. The Sponsor, EBC, and their transferees may demand not more than three demand registrations or shelf underwritten offerings in the aggregate and not more than two demand registrations in any twelve-month period, and the Leafly holders may demand not more than six demand registrations or shelf underwritten offerings in the aggregate and not more than two demand registrations in any twelve-month period, and the Company will not be obligated to participate in more than four demand registrations or shelf underwritten offerings, in any twelve-month period. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Registration Rights Agreement.

Pursuant to the Convertible Notes, the Company has also agreed to register the resale of the Common Stock issuable upon conversion of the Convertible Notes on similar terms as the Registration Rights Agreement described above, of which this prospectus so registers.

Limitation of Liability and Indemnification

The Charter and the Bylaws provide that the Company will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by Delaware law.

Delaware law prohibits the Charter from limiting the liability of the Company’s directors for the following:

•
any breach of the director’s duty of loyalty to the Company or to its stockholders;
•
acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•
unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•
any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Under the Bylaws, the Company can purchase insurance, at its expense, to protect itself and/or any director, officer, employee or agent against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against expense, liability or loss under Delaware law. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The limitation of liability and indemnification provisions in the Charter and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Company and its stockholders. Moreover, a stockholder’s investment may be harmed to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Exchange Listing

The Common Stock and IPO Warrants are listed on Nasdaq under the symbols “LFLY” and “LFLYW,” respectively.

Transfer Agent and Registrar; IPO Warrant Agent

The transfer agent and registrar for the Company’s Common Stock, and the warrant agent for the IPO Warrants, is Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”). We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•
the title;
•
the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•
any limit on the amount that may be issued;
•
whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;
•
the maturity date;
•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•
whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•
the terms of the subordination of any series of subordinated debt;
•
the place where payments will be payable;
•
restrictions on transfer, sale or other assignment, if any;
•
our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•
whether the indenture will restrict our ability and/or the ability of our subsidiaries to:
o
incur additional indebtedness;
o
issue additional securities;
o
create liens;
o
pay dividends and make distributions in respect of our capital stock and/or the capital stock of our subsidiaries;
o
redeem capital stock;
o
make investments or other restricted payments;
o
sell, transfer or otherwise dispose of assets;
o
enter into sale-leaseback transactions;
o
engage in transactions with stockholders and affiliates;
o
issue or sell stock of our subsidiaries; or
o
effect a consolidation or merger;
•
whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•
a discussion of certain material U.S. federal income tax considerations applicable to the debt securities;
•
information describing any book-entry features;
•
provisions for a sinking fund purchase or other analogous fund, if any;
•
the applicability of the provisions in the indenture on discharge;
•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;
•
the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•
the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations; and
•
any other terms which shall not be inconsistent with the indentures.

The notes may be issued as original issue discount securities. An original issue discount security is a note, including any zero coupon note, which:

•
is issued at a price lower than the amount payable upon its stated maturity; and
•
provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

U.S. federal income tax consequences applicable to notes sold at an original issue discount will be described in the applicable prospectus supplement. In addition, U.S. federal income tax or other consequences applicable to any notes which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Under the indentures, we will have the ability, in addition to the ability to issue notes with terms different from those of notes previously issued, without the consent of the holders, to reopen a previous issue of a series of notes and issue additional notes of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquiror of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•
if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;
•
if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;
•
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;
•
if specified events of bankruptcy, insolvency or reorganization occur; and
•
any other event of default described in the applicable prospectus supplement.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the second to last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default results from the occurrence of a specified event of bankruptcy, insolvency or reorganization with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.

Subject to the terms of the applicable indenture, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•
the direction so given by the holders is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the TIA, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under an indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•
the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and
•
the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or accrued interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

•
to fix any ambiguity, defect or inconsistency in the indenture;
•
to comply with the provisions described above under the heading “Description of Debt Securities—Consolidation, Merger or Sale;”
•
to comply with any requirements of the SEC in connection with the qualification of any indenture under the TIA;
•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in such indenture;
•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under the heading “Description of Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of an indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•
to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

•
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or
•
to change anything that does not materially adversely affect the interests of any holder of debt securities of any series; provided that any amendment made solely to conform the provisions of the indenture to the corresponding description of the debt securities contained in the applicable prospectus or prospectus supplement shall be deemed not to adversely affect the interests of the holders of such debt securities.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•
extending the fixed maturity of the series of debt securities;
•
reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities;
•
reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver of the applicable indenture or notes or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;
•
changing any of our obligations to pay additional amounts;
•
reducing the amount of principal of an original issue discount security or any other note payable upon acceleration of the maturity thereof;
•
changing the currency in which any note or any premium or interest is payable;
•
impairing the right to enforce any payment on or with respect to any note;
•
adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such note, if applicable;
•
in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated notes;
•
if the notes are secured, changing the terms and conditions pursuant to which the notes are secured in a manner adverse to the holders of the secured notes;
•
reducing the requirements contained in the applicable indenture for quorum or voting;
•
changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or
•
modifying any of the above provisions set forth in this paragraph.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•
register the transfer or exchange of debt securities of the series;
•
replace stolen, lost or mutilated debt securities of the series;
•
maintain paying agencies;
•
hold monies for payment in trust;
•
recover excess money held by the debenture trustee;
•
compensate and indemnify the debenture trustee; and
•
appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by us and identified in a prospectus supplement with respect to that series. See the section entitled “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•
register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of, or any premium or interest on, any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the TIA is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, Common Stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, Common Stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The summary of the terms of the warrants contained in this prospectus is not complete and is subject to, and is qualified in its entirety to, all provisions of the applicable warrant agreement.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•
the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•
the currency or currency units in which the offering price, if any, and the exercise price are payable;
•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•
whether the warrants are to be sold separately or with other securities as parts of units;
•
whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•
a discussion of certain material United States federal income tax considerations applicable to the warrants;
•
the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•
the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•
the designation and terms of any equity securities purchasable upon exercise of the warrants;
•
the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•
if applicable, the designation and terms of the debt securities, preferred stock or Common Stock with which the warrants are issued and the number of warrants issued with each security;
•
if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or Common Stock will be separately transferable;
•
the number of shares of preferred stock or the number of shares of Common Stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•
information with respect to book-entry procedures, if any;
•
the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;
•
any redemption or call provisions; and
•
any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date or other specific circumstances occur. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable unit agreements.

Any prospectus supplement related to any particular units will describe, among other things:

•
the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•
any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•
if appropriate, a discussion of certain material U.S. federal income tax considerations applicable to the units; and
•
any material provisions of the governing unit agreement that differ from those described above.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

SELLING SECURITYHOLDERS

This prospectus also relates to the resale by the Selling Securityholders from time to time of up to (A) 17,338,901 shares of Common Stock, which includes (i) 11,943,212 shares of Common Stock (a) issued in connection with the Business Combination by certain Selling Securityholders named in this prospectus, which shares were originally issued to holders of Legacy Leafly’s common stock and preferred stock, and were automatically converted into the right to receive a number of shares of Merida’s common stock at the Exchange Ratio, or (b) acquired after the Business Combination by certain Selling Securityholders named in this prospectus to the extent such shares of Common Stock are “restricted securities” (as defined in Rule 144 under the Securities Act) or are otherwise held by an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company; (ii) 1,625,194 Sponsor Shares originally issued at a price of approximately $0.009 per share; (iii) 3,762,287 shares of Common Stock that may be issued upon exercise of Private Warrants referred to in clause (C); and (iv) 8,208 shares of Common Stock underlying certain outstanding options to purchase shares of Common Stock; (B) 2,495,997 shares of Common Stock reserved for issuance upon the conversion of $30,000,000 aggregate principal amount of Convertible Notes plus the amount of accrued and unpaid interest, if any, that is payable in shares of Common Stock in connection with the conversion thereof with an initial conversion price of $12.50 per share; and (C) 3,762,287 Private Warrants originally purchased at a price of $1.00 per warrant, from time to time, through any means described in the section entitled “Plan of Distribution.” The Selling Securityholders may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and their permitted transferees who later come to hold any of the Selling Securityholders’ interest in the Common Stock or IPO Warrants in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Securityholder’s Common Stock or IPO Warrants.

For information regarding material relationships between the Company and certain of the Selling Securityholders, in addition to those disclosed in the footnotes to the table below, please see “—Material Relationships with Selling Securityholders.” In addition, certain of the Selling Securityholders originally acquired certain of the securities registered hereunder pursuant to previously issued awards under a compensatory plan or arrangement with us.

The following table sets forth, based on representations from the Selling Securityholders, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of Common Stock and/or IPO Warrants beneficially owned prior to the sale of the securities offered hereby by the Selling Securityholders, the aggregate number of Common Stock and/or IPO Warrants that the Selling Securityholders may offer pursuant to this prospectus and the number of Common Stock and/or IPO Warrants beneficially owned by the Selling Securityholders after the sale of the securities offered hereby. The Selling Securityholders may have sold, transferred or otherwise disposed of some or all of their shares of Common Stock and/or IPO Warrants, or may have purchased additional freely-tradeable shares of Common Stock and/or IPO Warrants since providing us with this information.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Common Stock and/or IPO Warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Stock and/or IPO Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the resale offering and no other purchase or sales of our securities by the Selling Securityholders will have occurred.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this resale offering. See “Plan of Distribution.”

The beneficial ownership of our Common Stock is based on 40,307,773 shares of Common Stock issued and outstanding as of March 3, 2023. The beneficial ownership of our IPO Warrants is based on 10,450,987 IPO Warrants outstanding as of March 3, 2023.

Unless otherwise noted, the business address of each of those listed in the table is c/o Leafly Holdings, Inc., 113 Cherry Street PMB 88154, Seattle, Washington 98104.

	Securities Beneficially Owned Prior to this Resale Offering			Securities to be Registered in this Resale Offering(1)		Securities to be Beneficially Owned After this Resale Offering
Name of Selling Securityholder	Common Stock(2)		IPO Warrants(3)	Common Stock(2)	IPO Warrants (3)	Common Stock(2)%		IPO Warrants (3)%
Brendan Kennedy(4)	3,434,776		—	3,434,776	—	—	—%	—	%
Merida Capital(5)	3,382,273		779,510	3,382,273	779,510	—	—%	—	%
Michael Blue(6)	2,948,415		—	2,927,772	—	20,643	* %	—	%
Entities affiliated with Cohanzick(7)	2,639,297		143,300	2,639,297	143,300	—	—%	—	%
Christian Groh(8)	1,746,227		—	1,746,227	—	—	—%	—	%
Merida Holdings, LLC (9)	1,625,194		—	1,625,194	—	—	—%	—	%
Yoko Miyashita(10)	917,484	(11)	—	23,402	—	894,082	2.2%	—	%
Entities affiliated with EarlyBirdCapital, Inc. (12)	632,049		632,049	632,049	632,049	—	—%	—	%
Peter Lee(13)	593,060		327,410	578,983	327,410	14,077	* %	—	%
Linden Capital L.P.(14)	399,123		339,123	399,123	339,123	—	—%	—	%
Newtyn Partners, LP (15)	374,075		374,075	374,075	374,075	—	—%	—	%
Samuel Martin(16)	307,037	(17)	—	307,037	—	—	—%	—	%
Newtyn TE Partners, LP (15)	260,565		260,565	260,565	260,565	—	—%	—	%
Jeffrey Monat(18)	243,931		144,209	243,931	144,209	—	—%	—	%
Nuwa Group LLC(19)	238,694		140,312	238,694	140,312	—	—%	—	%
Cole Investments III LLC(20)	211,326		181,326	211,326	181,326	—	—%	—	%
Andres Nannetti(21)	187,983		116,927	187,983	116,927	—	—%	—	%
Brian Beattie(22)	132,608		77,951	132,608	77,951	—	—%	—	%
Richard Sellers(23)	132,608		77,951	132,608	77,951	—	—%	—	%
Greg Wilson(22)	99,454		58,463	99,454	58,463	—	—%	—	%
Groh Family Irrevocable Trust(24)	78,988		—	78,988	—	—	* %	—	%
Mario Maruzzo(22)(25)	66,277		38,960	66,277	38,960	—	—%	—	%
Robert Romero(22)	54,566		54,566	54,566	54,566	—	—%	—	%
Echelon Wealth Partners Inc.(26)	24,000		—	24,000	—	—	—%	—	%
Edward Kovary(27)	12,500		—	12,500	—	—	—%	—	%
Tao Long(22)	7,795		7,795	7,795	7,795	—	—%	—	%
King Yung Hor(22)	7,795		7,795	7,795	7,795	—	—%	—	%
Therese Mellet(22)	1,500		—	1,500	—	—	—%	—	%
Florinda Koka(22)	1,500		—	1,500	—	—	—%	—	%
Maxwell Gerard(22)	1,000		—	1,000	—	—	—%	—	%
Tracy Fezza(27)	500		—	500	—	—	—%	—	%
Coleen McGlynn(27)	500		—	500	—	—	—%	—	%
Jacqueline Chang(27)	500		—	500	—	—	—%	—	%
Joseph Mongiello(27)	100		—	100	—	—	—%	—	%

* Indicates less than 1%

(1)
The amounts set forth in this column are the number of Common Stock and Private Warrants that may be offered for sale from time to time by each Selling Securityholder using this prospectus. These amounts do not represent any other shares of our Common Stock or IPO Warrants that the Selling Securityholder may own beneficially or otherwise.
(2)
Represents our Common Stock, including Common Stock underlying the Private Warrants, options, RSUs and the Convertible Notes.
(3)
Represents the Private Warrants.

(4)
Includes (i) 3,318,257 shares of Common Stock held directly by Brendan Kennedy and (ii) 116,519 shares of Common Stock held directly by Cavendish Privateers LLC. Mr. Kennedy is the sole member of Cavendish Privateers LLC and has sole voting and investment power with respect to the shares held by Cavendish Privateers LLC. The business address for each of the foregoing is 4111 E Madison St, Suite 143, Seattle, WA 98119.
(5)
Consists of (i) 276,779 shares of Common Stock held by Merida Capital Partners III LP, (ii) 111,658 shares of Common Stock and 155,019 Private Warrants held by Merida Capital Fund III LP, (iii) 1,439,866 shares of Common Stock and 574,627 Private Warrants held by Merida Capital Partners III QP LP, (iv) 64,338 shares of Common Stock and 25,676 Private Warrants held by Merida Capital Partners III Offshore, (v) 60,609 shares of Common Stock and 24,188 Private Warrants held by Merida Capital Partners III AI LP, and (vi) 649,513 shares of Common Stock held by Merida Capital Partners IV LP and its affiliates. The business address of each of the foregoing is 670 Milton Road, Rye, NY 10580.
(6)
Mr. Blue is a director of the Company. Includes 500,000 shares of Common Stock held by Jamestown 2021 Trust, for which JP Morgan Trust Company of Delaware is the trustee, but Mr. Blue exercises voting and investment power.
(7)
Shares registered for resale include (i) 602,784 shares of Common Stock issuable upon conversion of $7,245,000 principal amount of Convertible Notes purchased by CrossingBridge Low Duration High Yield Fund, (ii) 706,950 shares of Common Stock issuable upon conversion of $8,497,000 principal amount of Convertible Notes purchased by Destinations Low Duration Fixed Income Fund, (iii) 55,328 shares of Common Stock issuable upon conversion of $665,000 principal amount of Convertible Notes purchased by Leaffilter North Holdings Inc., (iv) 102,502 shares of Common Stock issuable upon conversion of $1,232,000 principal amount of Convertible Notes purchased by OlsonUbben LLC, (v) 591,468 shares of Common Stock issuable upon conversion of $7,109,000 principal amount of Convertible Notes purchased by Destinations Global Fixed Income Opportunities, Fund, (vi) 346,361 shares of Common Stock issuable upon conversion of $4,163,000 principal amount of Convertible Notes purchased by RiverPark Strategic Income Fund and (vii) 90,604 shares of Common Stock issuable upon conversion of $1,089,000 principal amount of Convertible Notes purchased by CrossingBridge Ultra Short Duration Fund. Share amounts represent the maximum conversion rate of 80 shares of Common Stock per $1,000 principal amount of Convertible Notes, which is equivalent to a conversion price of approximately $12.50 per share, plus any accrued and unpaid interest which may be payable to the holder of Convertible Notes, rounded down to the nearest whole share, per the Convertible Note Purchase Agreement.IPO Warrants registered for resale include (i) 36,943 Private Warrants transferred by the Sponsor to CrossingBridge Low Duration High Yield Fund, (ii) 43,327 Private Warrants transferred by the Sponsor to Destinations Low Duration Fixed Income Fund, (iii) 36,249 Private Warrants transferred by the Sponsor to Destinations Global Fixed Income Opportunities, Fund, (iv) 21,228 Private Warrants transferred by the Sponsor to RiverPark Strategic Income Fund and (v) 5,553 Private Warrants transferred by the Sponsor to CrossingBridge Ultra Short Duration Fund; each transfer was made in connection with the Convertible Note Purchase Agreement.

Cohanzick Management, LLC is the Investment Adviser to RiverPark Strategic Income Fund, Leaffilter North Holdings, Inc. and OlsonUbben LLC. CrossingBridge Advisors, LLC (a wholly owned subsidiary of Cohanzick Management, LLC) is the Investment Adviser to CrossingBridge Low Duration High Yield Fund, CrossingBridge Ultra Short Duration Fund, Destinations Low Duration Fixed Income Fund and Destinations Global Fixed Income Opportunities Fund. David K. Sherman is the Managing Member of Cohanzick Management, LLC. The business address for Cohanzick Management, LLC and CrossingBridge Advisors, LLC is 427 Bedford Road Suite 230, Pleasantville, New York 10570.

(8)
Includes (i) 1,738,019 shares held by Christian Groh and Leah Groh as community property, and (ii) 8,208 shares underlying fully vested stock options. Mr. Groh was a director of Legacy Leafly from February 4, 2019 until the closing of the Business Combination on February 4, 2022. The business address for Mr. Groh is c/o Steyer Lowenthal Boodrookas Alvarez & Smith LLP, 235 Pine Street, 15th Floor, San Francisco, CA 94104.
(9)
Represents securities held by Merida Holdings, LLC, of which each of Messrs. Lee, Baruchowitz, Monat and Nannetti is a managing member.

Each individual has one vote, and the approval of three of the four managing members is required for approval of an action of the entity. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based on the foregoing, no individual of the committee exercises voting or dispositive control over any of the securities held by such entity, even those in which he directly owns a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. The business address of Merida Holdings, LLC is 670 Milton Road, Rye, NY 10580.

(10)
Ms. Miyashita is the Chief Executive Officer and a director of the Company.
(11)
Includes (i) 44,687 shares of Common Stock, (ii) 815,205 shares of Common Stock subject to stock options that are fully vested or scheduled to vest within 60 days of March 3, 2023, and (iii) 57,592 shares of Common Stock issuable upon the vesting of RSUs that are scheduled to vest within 60 days of March 3, 2023.
(12)
Consists of 632,049 shares of Common Stock issuable upon the exercise of Private Warrants. The persons with voting or investment power over the shares held by EBC Holdings, Inc. are David Nussbaum, Steven Levine, Amy Kaufmann and Michelle Pendergast. EarlyBirdCapital, Inc. is a broker-dealer. EBC Holdings, Inc. is the parent company of the broker-dealer. The business address for EarlyBirdCapital, Inc. and EBC Holdings, Inc. is One Huntington Quadrangle 1C15, Melville, NY 11747.
(13)
Mr. Lee is a director of the Company and was the President, Chief Financial Officer and a director of Merida prior to the Business Combination.
(14)
Consists of (i) 60,000 shares of Common Stock and (ii) 339,123 shares of Common Stock issuable upon the exercise of Private Warrants. The securities held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P. The address of Linden Capital LP is c/o Linden Advisors LP, 590 Madison Avenue, 15th Floor, New York, NY 10022.
(15)
These securities are beneficially owned by (i) Newtyn Partners, LP, a Delaware limited partnership (“NP”), with respect to the shares of Common Stock directly and beneficially owned by it; (ii) Newtyn Management, LLC, a New York limited liability company (“NM”), as the investment manager of NP; (iii) Newtyn Capital Partners, LP, a Delaware limited partnership (“NCP”), as the general partner to NP; (iv) Ledo Capital, LLC, a New York limited liability company (“Ledo”), as the general partner to NCP and (v) Mr. Noah Levy, as managing member to NM. NM, NCP, Ledo and Mr. Levy disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein, if any. The address of each of the foregoing is 60 East 42nd Street, Suite 960, New York, NY 10165.
(16)
Mr. Martin was formerly the Chief Operating Officer of the Company.
(17)
Consists of (i) 90,430 shares of Common Stock and (ii) 216,607 stock options that are fully vested. These stock options will expire on April 1, 2023 if not exercised before that date.
(18)
Mr. Monat was a director of Merida prior to the Business Combination.
(19)
Nuwa Group LLC is controlled by Devin Bosch and Kevin Fickle. The business address of Nuwa Group LLC is 2621 Royal Oaks Drive, Alamo, CA 94507.
(20)
Simon Misselbrook is the sole manager of Cole Investments III LLC and has sole voting and investment power with respect to the securities held by Cole Investments III LLC. The business address for each of the foregoing is 16220 N Scottsdale Rd., Suite 340, Scottsdale, AZ 85254.
(21)
Mr. Nannetti was a director of Merida prior to the Business Combination. The business address of Mr. Nannetti is 2000 S Ocean Dr., Suite 1210, Fort Lauderdale, FL 33316.
(22)
The business address for each of these individuals is c/o Merida Holdings, LLC, 641 Lexington Avenue, 18th Floor, New York, NY, 10022.

(23)
Mr. Sellers was the executive vice president of Merida prior to the Business Combination. The business address for Mr. Sellers is 1647 Willow Pass Rd #134, Concord, CA 94520.
(24)
Kelly Campagna is the trustee and exercises voting and investment power. Mr. Groh disclaims beneficial ownership of Groh Family Irrevocable Trust. The business address for Groh Family Irrevocable Trust is c/o Steyer Lowenthal Boodrookas Alvarez & Smith LLP, 235 Pine Street, 15th Floor, San Francisco, CA 94104.
(25)
Mr. Maruzzo served on the advisory board of Merida from its inception until the closing of the Business Combination.
(26)
Echelon Wealth Partners, Inc. acted as an agent in the Company’s November 2019 initial public offering in Canada. The business address for Echelon Wealth Partners Inc. is Brookfield Place, 181 Bay Street, Suite 2500, Toronto, Ontario, M5J 2T3.
(27)
The business address for each of these individuals is c/o EarlyBirdCapital, Inc., One Huntington Quadrangle 1C15, Melville, NY 11747.

Other Material Relationships with the Selling Securityholders

Sponsor Shares

Concurrently with the execution of the Merger Agreement, Leafly, Merida, and the Sponsor entered into an agreement (the “Sponsor Agreement”), which provides that (a) at the Closing, a number of Sponsor Shares equal to the quotient of (i) the amount by which certain unpaid expenses incurred by or on behalf of Merida (the “Outstanding Merida Expenses”) exceed $6.5 million, divided by (ii) $10.00 (such shares, the “Forfeited Shares”), will be forfeited by the Sponsor and cancelled by Merida, (b) the parties will enter into an amendment to the existing Stock Escrow Agreement (“Stock Escrow Amendment”) providing for the forfeiture and cancellation of the Forfeited Shares and the escrow of all remaining Sponsor Shares until certain earnout conditions are met, and (c) the Sponsor Shares will be subject to transfer restrictions for a period of 180 days following the completion of the Business Combination.

Concurrently with the execution of the Merger Agreement, Leafly, Merida, and the Sponsor entered into the Stock Escrow Amendment which provides that, following the Closing, after giving effect to the forfeiture of the Forfeited Shares, fifty percent of the remaining Sponsor Shares (the “Net Sponsor Shares”) were or will be released from escrow as follows: (a) fifty percent of the Net Sponsor Shares were released from escrow on the Closing Date due to the satisfaction of the Minimum Cash Condition, (b) twenty-five percent of the Net Sponsor Shares will be released from escrow upon the occurrence of the First Price Triggering Event, (c) all of the Sponsor Shares then held in escrow will be released from escrow upon the occurrence of the Second Price Triggering Event, and (d) if a Change of Control that will result in the holders of Common Stock receiving a per share price equal to or in excess of the applicable per share price required in connection with the First Price Triggering Event or the Second Price Triggering Event occurs at a time when Sponsor Shares are held in escrow, then immediately prior to the consummation of such Change of Control (i) the applicable triggering event that has not previously occurred shall be deemed to have occurred and (ii) the applicable Net Sponsor Shares will be released from escrow. On the business day following the end of the Second Earn Out Period, all Sponsor Shares not released from escrow will be forfeited and cancelled.

Administrative Support Agreement

Merida entered into an Administrative Services Agreement with Merida Manager III, LLC for $5,000 per month for office space, utilities and secretarial and administrative support from November 2019 (the “Administrative Agreement”). In October 2021, Merida ended the $5,000 Administrative Agreement and as a condition of closing the Business Combination, forfeited accrued administrative fees as of September 30, 2021 in the amount of $55,000. As the result of ending the Administrative Agreement, the outstanding balance for the years ended December 31, 2022, 2021 and 2020 was $0, $0 and $50,000, respectively.

The Administrative Agreement was solely for Merida’s benefit and was not intended to provide Merida’s officers or directors compensation in lieu of a salary or other compensation. Other than the $5,000 per month administrative fee, the payment of consulting, success or finder fees to the Sponsor and Merida’s officers, directors, the Merida initial stockholders or their affiliates in connection with the consummation of an initial business combination and the repayment of loans that may be made by the Sponsor to Merida, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, were paid to the Sponsor, the Merida initial stockholders, special advisors, members of Merida’s management team or their respective affiliates, for services rendered prior to or in connection with the consummation of Merida’s initial business combination.

After the Business Combination, members of Merida’s management team who remained with the combined company may be paid consulting, management, or other fees from the combined company. Such compensation will be publicly disclosed at the time of its determination in a filing with the SEC, to the extent required.

Advances — Related Party

In anticipation of the underwriters’ election to fully exercise their over-allotment option, the Sponsor advanced Merida an additional $41,458 to cover the purchase of the additional IPO Warrants. At December 31, 2021 and 2020, advances of $16,458 were outstanding and due on demand. This amount was repaid in connection with the closing of the Business Combination and was no longer outstanding as of December 31, 2022.

Promissory Note — Related Party

On August 6, 2019, Merida issued an unsecured promissory note to the Sponsor (the “Sponsor Promissory Note”), pursuant to which Merida borrowed an aggregate principal amount of $100,569 under the Sponsor Promissory Note, which was also the largest aggregate amount of principal outstanding under the Sponsor Promissory Note. The Sponsor Promissory Note was non-interest bearing and payable on the earlier of (a) September 30, 2020, (b) the consummation of Merida’s initial public offering or (c) the date on which Merida determined not to proceed with the initial public offering. The $339 that remained outstanding under the Sponsor Promissory Note prior to the closing of the Business Combination was repaid in connection with the closing of the Business Combination and was no longer outstanding as of December 31, 2022.

On June 25, 2021, Merida issued an unsecured promissory note in the amount of $400,000 to the Sponsor (the “Promissory Note”), pursuant to which Merida borrowed an aggregate principal amount of $400,000 under the Promissory Note, which was also the largest aggregate amount of principal outstanding under the Promissory Note. The Promissory Note was non-interest bearing and payable prior to the consummation of a Business Combination. The $400,000 that remained outstanding under the Promissory Note prior to the closing of the Business Combination was repaid in connection with the closing of the Business Combination and was no longer outstanding as of December 31, 2022.

On October 13, 2021, Merida issued an unsecured promissory note in the amount of $400,000 to the Sponsor (the “Second Promissory Note”), pursuant to which Merida borrowed an aggregate principal amount of $400,000 under the Second Promissory Note, which was also the largest aggregate amount of principal outstanding under the Second Promissory Note. The Second Promissory Note was non-interest bearing and payable prior to the consummation of a Business Combination. The $400,000 that remained outstanding under the Second Promissory Note prior to the closing of the Business Combination was repaid in connection with the closing of the Business Combination and was no longer outstanding as of December 31, 2022.

Registration Rights

At the closing of the Business Combination, the Company entered into the Registration Rights Agreement with the registration rights holders. Pursuant to the terms of the Registration Rights Agreement, (a) any (i) outstanding share of Common Stock or any Private Warrants, and (ii) shares of Common Stock issued as Earn Out Shares to shareholders of Legacy Leafly that received shares of Common Stock in the Business Combination or issuable as Earn Out Shares pursuant to the Earn Out Plan and (b) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, will be entitled to registration rights.

Pursuant to the terms of the Registration Rights Agreement, we previously filed registration statements and have filed a shelf registration statement, of which this prospectus is a part, in each case, registering the resale of the registration rights holders shares and we are obligated to use our best efforts to cause it to become effective as soon as practicable after the filing thereof, but in no event later than 60 days following the filing deadline. The Sponsor, EBC, and their transferees may demand not more than three demand registrations or shelf underwritten offerings in the aggregate and not more than two demand registrations in any twelve-month period, and the Leafly holders may demand not more than six demand registrations or shelf underwritten offerings in the aggregate and not more than two demand registrations in any twelve-month period, and the Company will not be obligated to participate in more than four demand registrations or shelf underwritten offerings, in any twelve-month period. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Registration Rights Agreement.

Pursuant to the Convertible Notes, the Company has also agreed to register the resale of the Common Stock issuable upon conversion of the Convertible Notes on similar terms as the Registration Rights Agreement described above, of which this prospectus so registers. The Convertible Notes bear interest at a rate of 8.00% per annum, paid in cash semi-annually in arrears on July 31 and January 31 of each year, and mature on January 31, 2025. The largest aggregate amount of principal outstanding under the Convertible Notes was $30.0 million during the three years ended December 31, 2022, which is also the aggregate amount of principal outstanding as of the date of this prospectus. During the year ended December 31, 2022 we made an interest payment of $1.16 million on the Convertible Notes. Subsequently, on January 31, 2023, we made an interest payment of $1.20 million on the Convertible Notes.

Other

One of Leafly’s significant investors, Brendan Kennedy, is a member of the board of directors of Tilray Brands, Inc., which is the parent company of High Park Holdings Ltd., a customer of Leafly, and therefore has been identified as a related party. During the years ended December 31, 2022, 2021 and 2020, Leafly recorded approximately $0, $142,000 and $239,000, respectively, of revenue earned from contracts with this customer.

In June 2021, Mr. Kennedy purchased a Pre-Closing Convertible Promissory Note totaling $1,000,000, which bore interest at 8% annually. These notes, including all principal and accrued interest, were converted to Common Stock according to their terms, which was then exchanged for merger consideration in the Business Combination. The largest aggregate amount of principal outstanding under Mr. Kennedy’s Pre-Closing Convertible Promissory Note was $1,000,000.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Common Stock and Private Warrants, which we refer to collectively as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our securities from us or the Selling Securityholders in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•
financial institutions or financial services entities;
•
broker-dealers;
•
governments or agencies or instrumentalities thereof;
•
regulated investment companies;
•
real estate investment trusts;
•
persons that actually or constructively own five percent or more of our voting shares;
•
insurance companies;
•
dealers or traders subject to a mark-to-market method of accounting with respect to the securities;
•
persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;
•
persons who acquired the securities through the exercise or cancellation of employee stock options or otherwise as compensation for their services;
•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•
U.S. expatriates or former long-term residents of the U.S.;
•
except as otherwise described below, partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and
•
tax-exempt entities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT THE INVESTOR’S OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Common Stock or Private Warrants who or that is, for U.S. federal income tax purposes:

•
an individual who is a citizen or resident of the United States;
•
a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;
•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Private Warrants” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would recognize taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Private Warrants. A U.S. holder will generally recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock or Private Warrants which, in general, would include a redemption of Private Warrants that is treated as a sale as described below. Any such gain or loss will be capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Common Stock or Private Warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock or Private Warrants so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Common Stock or Private Warrants so disposed of. A U.S. holder’s adjusted tax basis in the U.S. holder’s Common Stock or Private Warrants generally will equal the U.S. holder’s acquisition cost for the Common Stock or Private Warrants less, in the case of a share of Common Stock, any prior distributions treated as a return of capital. In the case of any shares of Common Stock or Private Warrants originally acquired as part of an investment unit, the acquisition cost for the share of Common Stock and Private Warrants that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.

Exercise, Lapse or Redemption of a Private Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of our Common Stock upon exercise of a Private Warrant for cash. The U.S. holder’s tax basis in the share of our Common Stock received upon exercise of the Private Warrants generally will be an amount equal to the sum of the U.S. holder’s initial investment in the Private Warrants and the exercise price. It is unclear whether the U.S. holder’s holding period for the Common Stock received upon exercise of the Private Warrants will begin on the date following the date of exercise or on the date of exercise of the Private Warrants; in either case, the holding period will not include the period during which the U.S. holder held the Private Warrants. If a Private Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Private Warrants.

The tax consequences of a cashless exercise of a Private Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the Common Stock received would equal the holder’s basis in the Private Warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the Common Stock would either include the period during which the U.S. holder held the Private Warrant or be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Private Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Common Stock would include the holding period of the Private Warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder would recognize gain or loss with respect to the portion of the exercised Private Warrants treated as surrendered to pay the exercise price of the Private Warrants (the “surrendered warrants”). The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the surrendered warrants and the U.S. holder’s tax basis in such Private Warrants. Such gain or loss would be long-term or short-term depending on the U.S. holder’s holding period in the surrendered warrants. In this case, a U.S. holder’s tax basis in the Common Stock received would equal the sum of the U.S. holder’s initial tax basis in the Private Warrants exercised (except for any such tax basis allocable to the surrendered warrants) and the exercise price of the exercised Private Warrants. A U.S. holder’s holding period for the Common Stock would commence on the date following the date of exercise (or possibly the date of exercise) of the Private Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the Common Stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem Private Warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Capital Stock—IPO Warrants” or if we purchase Private Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Private Warrants.”

Possible Constructive Distributions. The terms of each Private Warrant provide for an adjustment to the number of shares of Common Stock for which the Private Warrant may be exercised or to the exercise price of the Private Warrant in certain events, as discussed in the section of this prospectus entitled “Description of Capital Stock—IPO Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the Private Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrantholders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Private Warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Common Stock, or as a result of the issuance of a stock dividend to holders of shares of our Common Stock, in each case which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described under “—Taxation of Distributions” in the same manner as if the U.S. holders of the Private Warrants received a cash distribution from us equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of Common Stock and Private Warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that the U.S. holder is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our Common Stock or Private Warrants who or that is for U.S. federal income tax purposes:

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a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);
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a foreign corporation; or
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an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions. In general, any distributions (including constructive distributions) we make to a Non-U.S. holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and are not attributable to a U.S. permanent establishment under an applicable treaty), we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of the Non-U.S. holder’s eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Private Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in the Non-U.S. holder’s shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Private Warrants” below.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (or if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder). Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Exercise, Lapse or Redemption of a Private Warrant. The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. Holders—Exercise, Lapse or Redemption of a Private Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Private Warrants.” The U.S. federal income tax treatment for a Non-U.S. holder of a redemption of Private Warrants for cash described in the section of this prospectus entitled “Description of Capital Stock—IPO Warrants” (or if we purchase Private Warrants in an open market transaction) would be similar to that described below in “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Private Warrants.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Private Warrants. Subject to the discussions below of backup withholding and FATCA, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or Private Warrants (including a redemption of our Private Warrants), unless:

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the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or
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we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation; however, there can be no assurance that we will not become a U.S. real property holding corporation in the future.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. holder. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Private Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock or Private Warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such distribution.

Possible Constructive Distributions. The terms of each Private Warrant provide for an adjustment to the number of shares of Common Stock for which the Private Warrant may be exercised or to the exercise price of the Private Warrant in certain events, as discussed in the section of this prospectus entitled “Description of Capital Stock—IPO Warrants.” An adjustment which has the effect of preventing dilution is generally not taxable. The Non-U.S. holders of Private Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Private Warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Common Stock, or as a result of a stock dividend to the holders of our Common Stock, in each case which is taxable to such holders as a distribution. Any constructive distribution received by a Non-U.S. holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash. Any resulting withholding tax may be withheld from future cash distributions as described above.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of Common Stock and Private Warrants. A Non-U.S. holder may have to comply with certification procedures to establish that the Non-U.S. holder is not a United States person (by providing certification of the Non-U.S. holder’s foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption) in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax and the amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) and, subject to the discussion of certain proposed U.S. Treasury regulations below, on the gross proceeds from a sale or other disposition of our Common Stock paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our securities. The IRS released proposed U.S. Treasury regulations that, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our Common Stock. In its preamble to such proposed U.S. Treasury regulations, the IRS stated that taxpayers may generally rely on the proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued.

PLAN OF DISTRIBUTION

We are registering up to $75,000,000 in aggregate offering price of Common Stock, preferred stock, debt securities, warrants or units that we may from time to time offer and sell in one or more offerings.

In addition, we are registering the issuance of 10,450,987 shares of Common Stock issuable by us upon the exercise Public Warrants originally issued in the initial public offering of units of Merida and Private Warrants originally issued in a private placement simultaneously with Merida’s initial public offering.

We are also registering the offer and resale from time to time by the Selling Securityholders or their permitted transferees, of up to (A) 17,338,901 shares of Common Stock, which includes (i) 11,943,212 shares of Common Stock (a) issued in connection with the Business Combination by certain Selling Securityholders named in this prospectus, which shares were originally issued to holders of Legacy Leafly’s common stock and preferred stock, and were automatically converted into the right to receive a number of shares of Merida’s common stock at the Exchange Ratio, or (b) acquired after the Business Combination by certain Selling Securityholders named in this prospectus to the extent such shares of Common Stock are “restricted securities” (as defined in Rule 144 under the Securities Act) or are otherwise held by an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company; (ii) 1,625,194 Sponsor Shares originally issued at a price of approximately $0.009 per share; (iii) 3,762,287 shares of Common Stock that may be issued upon exercise of Private Warrants referred to in clause (C); and (iv) 8,208 shares of Common Stock underlying certain outstanding options to purchase shares of Common Stock; (B) 2,495,997 shares of Common Stock reserved for issuance upon the conversion of $30,000,000 aggregate principal amount of Convertible Notes plus the amount of accrued and unpaid interest, if any, that is payable in shares of Common Stock in connection with the conversion thereof with an initial conversion price of $12.50 per share; and (C) 3,762,287 Private Warrants originally purchased at a price of $1.00 per warrant, from time to time, through any means described in this section.

We will receive proceeds from the issuance and sale of our Common Stock, preferred stock, debt securities, warrants or units. We will pay any underwriting discounts and commissions and expenses incurred by us in connection with the sale of securities by us.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. With respect to Common Stock underlying the IPO Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such IPO Warrants to the extent such IPO Warrants are exercised for cash. In such case, we will receive up to an aggregate of approximately $120.2 million from the exercise of all such IPO Warrants.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities to be offered and sold by us covered by this prospectus may be offered and sold from time to time.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes their permitted transferees who later come to hold any of the Selling Securityholders’ interest in the shares of Common Stock or IPO Warrants in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Securityholder’s shares of Common Stock or IPO Warrants. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. We and each Selling Securityholder reserve the right to accept and, together with our and its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. We, the Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

We or, subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
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ordinary brokerage transactions and transactions in which the broker solicits purchasers;
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block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
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an over-the-counter distribution in accordance with the rules of Nasdaq;
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through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
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through one or more underwritten offerings on a firm commitment or best efforts basis;
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settlement of short sales entered into after the date of this prospectus;
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agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;
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in at the market offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
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directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
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through the distribution of the securities by any Selling Securityholder to its partners, members or stockholders;
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by pledge to secure debts and other obligations;
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through a combination of any of the above methods of sale; or
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any other method permitted pursuant to applicable law.

There can be no assurance that we or the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, we and the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. We and the Selling Securityholders, as applicable, have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if we or they deem the purchase price to be unsatisfactory at any particular time.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Securityholder’s shares of Common Stock, such Selling Securityholder may transfer shares of Common Stock or IPO Warrants to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Securityholder interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

With respect to a particular offering of the securities by us or of securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

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the specific securities to be offered and sold;
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the names of the Selling Securityholders;
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the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;
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settlement of short sales entered into after the date of this prospectus;
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the names of any participating agents, broker-dealers or underwriters; and
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any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We and the Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Common Stock and IPO Warrants are currently listed on Nasdaq under the symbols “LFLY” and “LFLYW,” respectively.

We and the Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by us or the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, we, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

The Private Warrants (including Common Stock issuable upon exercise of such Private Warrants) are subject to restrictions on transfer, assignment and sale and, in certain circumstances, are subject to redemption. See “Description of Capital Stock — IPO Warrants.”

A holder of Private Warrants may exercise its Private Warrants in accordance with the IPO Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the IPO Warrant Agent, the certificate evidencing such Private Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the warrant, subject to any applicable provisions relating to cashless exercises in accordance with the IPO Warrant Agreement.

LEGAL MATTERS

The validity of securities offered by this prospectus has been passed on by Perkins Coie LLP, Seattle Washington.

EXPERTS

The consolidated financial statements of Leafly Holdings, Inc. as of December 31, 2022 and 2021 incorporated by reference in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference in this prospectus, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its securities, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information that we file electronically with the SEC.

The Company files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on the Company at the SEC website containing reports, proxy statements and other information free of charge at www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

All information contained in this document related to Merida has been supplied by Merida, and all such information relating to the Leafly has been supplied by Leafly. Information provided by one entity does not constitute any representation, estimate or projection of the other entity.

We also maintain an Internet website at www.leafly.com. Through our website, we make available, free of charge, the following documents of the Company as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special shareholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D or 13G; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•
our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 29, 2023;
•
our Current Report on Form 8-K, filed with the SEC on March 16, 2023; and
•
the description of our Common Stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 31, 2022, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Leafly Holdings, Inc., Attention: Investor Relations, 113 Cherry Street PMB 88154, Seattle, Washington 98104, telephone (206) 455-9504.

LEAFLY HOLDINGS, INC.

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Offered by Leafly Holdings, Inc.

Up to 10,450,987 Shares of Common Stock Underlying IPO Warrants

Offered by Leafly Holdings, Inc.

and

17,338,901 Shares of Common Stock

2,495,997 Shares of Common Stock Underlying Convertible Notes

3,762,287 Private Warrants

Offered by the Selling Securityholders

PROSPECTUS

April 13, 2023